CONSENT OF KELLER BRUNER & COMPANY, LLP

We hereby consent to the incorporation of our report, dated March 24, 2000, included in this Form 10-K in the previously filed Registration Statements of STRATESEC Incorporated on Form S-8 (No.333-39058).

KELLER BRUNER & COMPANY, LLP

Frederick, Maryland
March 30, 2001